UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         L.L. Brown International, Inc.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


Nevada                                                        65-0729440
------------------------------                         -------------------------
(State or other jurisdiction                           (I.R.S. Employer or
of incorporation organization)                               Identification No.)


19435 68th Avenue South, Suite S-105
Kent, Washington                                               98032
---------------------------------------------          -------------------------
(Address of principal place of business)                     (zip code)


                         L.L. Brown International, Inc.
              Year 2002 Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)


                              Mintmire & Associates
                         265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                               Tel: (561) 832-5696
                  ---------------------------------------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE
TITLE OF            PROPOSED           PROPOSED            MAXIMUM
SECURITIES          AMOUNT             MAXIMUM             AGGREGATE            AMOUNT OF
TO BE               TO BE              OFFERING            OFFERING             REGISTRATION
REGISTERED          REGISTERED (2)     PRICE PER SHARE     PRICE PER SHARE      FEE (1)
-----------------   ---------------    ----------------    ----------------     ----------------------
Common Stock        1,000,000          $ 0.35              $ 350,000            $ 32.20
Par Value $0.001

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's common stock on January 17, 2002, January 18, 2002, January 22, 2002, January 23, 2002 and January 24, 2002, as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the L.L. Brown International, Inc. Year 2002 Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

          (1) The Registrant's Registration Statement on Form l0SB filed on November 13, 2000 and all amendments thereto;

          (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

          (3) The description of the common stock of the Registrant contained in the Registrant's Registration Statement.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the

Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     (a) The exhibits required to be filed herewith by Item 601 of Regulation S-B, as described in the following index of exhibits, are incorporated herein by reference, as follows:

Item 1.           Index to Exhibits

2.1      [1]      Share Exchange Agreement between L.L. Brown International, Inc. and LL Brown
                  & Associates, Inc. dated March 14, 1998.

3.(i).1  [1]      Articles of Incorporation of Smart Industries, Inc. filed February 19, 1997.

3.(i).2  [1]      Certificate of Amendment of Articles of Incorporation changing name to L.L. Brown
                  International, Inc. filed March 24, 1998.

3.(ii).1 [1]      Bylaws of Smart Industries, Inc.

4.1      [1]      Form of Private Placement Offering of 1,600,000 common shares at $0.01 per share dated February 1997.

4.2      [1]      Form of Private Placement Offering of 500,000 common shares at $1.00 per share dated April 1998.

4.3      [1]      Renumbered as Exhibit 10.12.

5.1        *      Opinion of Mintmire & Associates.

10.1     [1]      Consulting Agreement between Neil Rand of Corporate Imaging and L.L. Brown dated March 2, 1998.

10.2     [1]      Renumbered as Exhibit 2.1.

10.3     [1]      Agreement between Steven Mundahl and Lester L. Brown to assist in writing auto-biography, dated September 1998.

10.4     [1]      Production Agreement between KBDI and Lester Brown dated September 1998.

10.5     [1]      Standard Industrial Lease between L.L. Brown and Cook Inlet Region, Inc. dated
                  January 1999.

10.6     [1]      Service Contract between L.L. Brown and the County of Washtenaw, dated
                  January 2000.

10.7     [1]      Agreement between L.L. Brown and Kern County for an Independent Thinking
                  Skills Training for CalWorks Participants, dated May 2000.

10.8     [1]      Client Service Contract between L.L. Brown and the State of Washington
                  Deportment of Social and Health Services, dated June 2000.

10.9     [1]      Non-Circumvention/Finder's Fee Agreement between L.L. Brown and David
                  Penney & Associates, dated September 2000.

10.10    [2]      Service Agreement between the Company and CWA District 7 dated December 5,
                  2000.

10.11    [2]      Service Agreement between the Company and Arizona, AFLCIO dated January 29,
                  2001.

10.12    [1]      Promissory Note between L.L. Brown and KeyBank National Association in the amount of $126,104.00 dated October 1998.

10.13    *        L.L. Brown International, Inc. Year 2002  Employee/Consultant Stock Compensation
                  Plan.

11.1     [3]      Statement re:  computation of per share earnings.

16.1     [4]      Letter on change of certifying accountant pursuant to Regulation SK Section
                  304(a)(3).

16.2     [5]      Letter on change of certifying accountant pursuant to Regulation SK Section
                  304(a)(3).

23.1     *        Consent of George Stewart, CPA

23.2     *        Consent of Mintmire & Associates (contained in the opinion filed as Exhibit 5.1 hereof).
---------------------

[1] Previously filed as an exhibit to the Company's Registration Statement on Form 10SB on November 13, 2000.
[2] Previously filed as an exhibit to the Company's Annual Report on Form 10KSB on March 21, 2001.
[3] Previously filed as an exhibit to the Company's First Amended Registration Statement on Form 10SB on April 5, 2001.
[4] Previously filed as an exhibit to the Company's Current Report on Form 8K on August 17, 2001.
[5] Previously filed as an exhibit to the Company's amended Current Report on Form 8K on August 27, 2001.
*    Filed Herewith.

     (b) A report on Form 8-K was filed on August 17, 2001 to disclose a change in the Registrant's Certifying Accountant. On August 27, 2001, the Registrant filed an amended Current Report on Form 8-K to disclose additional information regarding the change of accountants at the request of the Commission.

Item 9. Undertakings.

The Registrant hereby undertakes:

(d)  (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES




Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Kent, Washington.



                         L.L. Brown International, Inc.


Date: January 17, 2002      By: /s/ Carolyn Scott Brown
                            -------------------------------------
                            Carolyn Scott Brown, President

                            By: /s/Lester L. Brown
                            -------------------------------------
                            Lester L. Brown, Vice-President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                         Title                  Date
-------------------------            ---------------        -------------------

/s/ Carolyn Scott Brown
--------------------------
Carolyn Scott Brown                  President              January 17, 2002

/s/Lester L. Brown
--------------------------
Lester L. Brown                      Vice-President         January 17, 2002